Exhibit 10.8
SIXTH AMENDMENT TO LEASE
    This SIXTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of November 30, 2020 (the “Effective Date”), by and between CLPF-CAMBRIDGE SCIENCE CENTER, LLC, a Delaware limited liability company (“Landlord”), and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.MA-Riverview/245 First Street, L.L.C. (the “Original Landlord”) and Tenant entered into that certain Office Lease Agreement dated as of December 3, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated December 15, 2014, that certain Second Amendment to Lease dated November 23, 2015, that certain Third Amendment to Lease dated July 25, 2016, that certain Fourth Amendment to Lease, dated May 1, 2017, and that certain Fifth Amendment to Lease dated April 9, 2018 (collectively, the “Lease”), respecting certain premises consisting of approximately 59,216 rentable square feet on the 11th, 12th and 14th floors of the office building (the “Original Premises”) located at 245 First Street, Cambridge, Massachusetts (the “Building”) and approximately 5,951 rentable square feet on the 1st floor of the adjacent lab building (the “First Floor Premises”) (collectively, the “Premises”), which buildings together comprise the Cambridge Science Center.
B.Landlord is the successor in interest to the Original Landlord.
C.Tenant has an appurtenant right to use, in common with others, the PH System Room (as defined in the Third Amendment to Lease) located in the Building, for which the Tenant pays the Tank Fee (as defined in the Third Amendment to Lease) to Landlord.
D.The First Floor Premises Term (as defined in the Third Amendment to Lease) is scheduled to expire on November 30, 2021.
E.Landlord and Tenant wish to enter into this Amendment to (i) extend the First Floor Premises Term, and (ii) amend certain other terms and conditions of the Lease.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:
1.Recitals; Capitalized Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease, and all references to the Lease or “this Lease” or “herein” or “hereunder” or similar terms or to any sections thereof shall mean the Lease, or such section thereof, as amended by this Amendment.
2.First Floor Premises Extension Term. The First Floor Premises Term is hereby extended for a period commencing on December 1, 2021 and expiring on January 31, 2025 (the “Extended First Floor Premises Termination Date”) on the terms and conditions set forth below. All terms and provisions of the Lease, as amended hereby, shall apply to Tenant’s leasing of the First Floor Premises and during the First Floor Premises Term, except to the extent expressly provided otherwise in this Amendment.
3.Rent for the First Floor Premises Extension Term. Tenant shall have no obligation to pay Base Rent with respect to the First Floor Premises for the period from December 1, 2020 through January 31, 2021. Commencing on December 1, 2021, in addition to Base Rent payable for the Original Premises and Additional Rent due under the Lease, Tenant shall pay Base Rent to Landlord with respect to the First Floor Premises in the amount and on the schedule outlined in the following table:

RENTAL PERIOD	ANNUAL BASE RENT	MONTHLY PAYMENT
December 1, 2021 – November 30, 2022	$581,710.25	$48,475.85
December 1, 2022 - November 30, 2023	$599,146.68	$49,928.89
December 1, 2023 - November 30, 2024	$617,118.70	$51,426.56
December 1, 2024 - January 31, 2025	N/A	$52,970.88

4.Tank Fee for the Extension Term. Commencing on December 1, 2021, in addition to Base Rent payable for the First Floor Premises, Tenant shall pay as Additional Rent, the Tank Fee in connection with its use of the PH System Room, to Landlord in the amount and on the schedule outline in the following table. Tenant shall have no obligation to pay the Tank Fee for the period from December 1, 2020 through January 31, 2021.

RENTAL PERIOD	ANNUAL TANK FEE	MONTHLY PAYMENT
December 1, 2021 - November 30, 2022	$4,398.75	$366.56
December 1, 2022 - November 30, 2023	$4,530.60	$377.55
December 1, 2023 - November 30, 2024	$4,666.50	$388.88
December 1, 2024 - January 31, 2025	N/A	$400.55

5.First Floor Premises Contribution. Tenant intends to perform certain improvements to the First Floor Premises (“Tenant’s First Floor Premises Work”) subject to and in accordance with the provisions of Sections 1.B(ii) and 1.B(iii) of the Third Amendment to Lease, incorporated herein by reference. Landlord shall reimburse Tenant for certain costs incurred by Tenant with respect to Tenant’s First Floor Premises Work, subject to and in accordance with the terms and conditions of Sections 1.C and 1.D of the Third Amendment to Lease, incorporated herein by reference, except that:
i. The “Maximum Contribution” shall be $89,265.00;
ii.The “Outside Requisition Date” shall be November 30, 2022;

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iii.For purposes of this Section 5, “Tenant’s First Floor Premises Work” as used in Section 1 of the Third Amendment to Lease shall refer to “Tenant’s First Floor Premises Work” as defined in this Amendment;
iv.Landlord shall have no obligation to reimburse Tenant for the costs of a test fit plan;
v.Landlord shall receive a construction management fee equal to one percent (1%) of the Landlord’s First Floor Premises Contribution (as defined in the Third Amendment to Lease); and
vi.Section 1.D(iii) is hereby deleted in its entirety and replaced with the following: “Tenant shall be entitled to apply any unused portion of the Maximum Contribution towards Base Rent due hereunder.”
a.Extension Option. The First Floor Premises Extension Option set forth in Section 4 of the Third Amendment to Lease shall remain in full force and effect to further extend the First Floor Premises Term beyond the Extended First Floor Premises Termination Date set forth in this Amendment, except that (a) the First Floor Premises Option Term shall commence on February 1, 2025 and shall expire on September 11, 2026; and (b) Section 4.A(iii) of the Third Amendment to Lease shall be amended such that it shall be a condition that no more than twenty percent (20%) of the First Floor Premises is sublet (other than pursuant to a Business Transfer, as defined in Article 11 of the Lease) at the time that Tenant delivers its Extension Notice or at the time Tenant delivers its Acceptance Notice, if any.
b.Brokerage. Each party represents to the other that it has not dealt with any broker in connection with this Amendment other than CBRE. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt other than CBRE. Landlord shall indemnify and hold Tenant harmless from and against any claim or claims for brokerage or other commissions relating to this Amendment asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt. Any commission due in connection with this Amendment shall be paid by Landlord pursuant to a separate agreement between Landlord and CBRE.
c.Ratification. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.
d.Governing Law; Interpretation and Partial Invalidity. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable,

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shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment. This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter. No delay or omission on the part of either party to this Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.
e.Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
f.Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

[Signature Pages Follow]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

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LANDLORD:

CLPF-CAMBRIDGE SCIENCE CENTER, LLC,
a Delaware limited liability company

By:    Clarion Lion Properties Fund Holdings, L.P.,
    a Delaware limited partnership,
    its Sole Member

    By:    CLPF-Holdings, LLC,
        a Delaware limited liability company,
        its General Partner

        By:    Clarion Lion Properties Fund Holdings REIT, LLC,
            a Delaware limited liability company,
            its Sole Member

            By:    Clarion Lion Properties Fund, LP,
                a Delaware limited partnership,
                its Managing Member

                By:    Clarion Partners LPF GP, LLC,
                    a Delaware limited liability company,
                    its General Partner

                    By:    Clarion Partners, LLC,
                        a New York limited liability company,
                        its Sole Member

By:    /s/ Brian Collins_________________
                Name: Brian Collins___________________
                Title:    Authorized Signatory

TENANT:

AKEBIA THERAPEUTICS, INC.,
a Delaware corporation

By:    /s/ David Spellman_____________
Name:    David Spellman________________
Title: SVP, CFO and Treasurer_________

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